     Exhibit 99

  Form 4 Joint Filer Information

Name:    Duke Rohlen

Address:    c/o FoxHollow Technologies, Inc.
    740 Bay Road, Redwood City, CA 94063

Designated Filer:   Duke Rohlen and Kendall Simpson Rohlen,
    Trustees of The Rohlen Revocable Trust
    Dated U/A/D 6/12/1998

Issuer & Ticker Symbol:  FoxHollow Technologies, Inc. (FOXH)

Date of Event
Requiring Statement:  November 2, 2004

Signature:   By: /s/ Duke Rohlen

Name:    Kendall Simpson Rohlen

Address:    c/o FoxHollow Technologies, Inc.
    740 Bay Road, Redwood City, CA 94063

Designated Filer:   Duke Rohlen and Kendall Simpson Rohlen,
    Trustees of The Rohlen Revocable Trust
    Dated U/A/D 6/12/1998

Issuer & Ticker Symbol:  FoxHollow Technologies, Inc. (FOXH)

Date of Event
Requiring Statement:  November 2, 2004

Signature:    By: /s/ Kendall Simpson Rohlen